UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 27, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2006, Pharmacopeia Drug Discovery, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with Bristol-Myers Squibb Company (“BMS”) providing the Company exclusive worldwide development and commercialization rights to certain compounds discovered by BMS that possess dual angiotensin (AT1) and endothelin (ETA) receptor antagonist (DARA) activity. Pursuant to the Agreement, the Company acquired exclusive rights to certain lead and backup DARA development candidates under the BMS patents claiming these compounds.

The Company plans to initiate preclinical development studies regarding the DARA program immediately.

The Agreement provides that the Company will pay to BMS milestone payments upon the achievement, if any, by DARA compounds of certain clinical and regulatory milestones, and royalties on sales of products, if any, resulting from the DARA program.

The Agreement also states that the Company will provide BMS with a set of compound libraries that are unrelated to the DARA compounds.  Based on management's estimated value of the Company's provision of the compound libraries, the Company expects to record a charge to earnings of $2.0 million in the quarter ending March 31, 2006 in connection with this transaction.

With the addition of the DARA program under the Agreement, the Company’s most advanced internal programs are:  the above-described dual angiotensin (AT1) and endothelin (ETA) receptor antagonists (DARA), which was in-licensed from BMS under the Agreement (for cardiovascular disease); JAK3 inhibitors (immunomodulators for multiple potential indications, including transplant rejection, psoriasis and rheumatoid arthritis); CCR1 antagonists (with potential application in the treatment of inflammatory diseases such as rheumatoid arthritis and multiple sclerosis); and adenosine A2A antagonists (with potential application in neurodegenerative diseases, including Parkinson’s and Alzheimer’s).

In addition, the Company currently has ten partnered compounds in development with major pharmaceutical or biotechnology companies. Six of these compounds are in preclinical development. Four compounds (representing three partnered, therapeutic programs) are currently in Phase I clinical trials for rheumatoid arthritis, an allergy/asthma indication and chronic obstructive pulmonary disease (COPD).

The Company's most advanced internal programs and the ten partnered compounds in development are more fully described in other documents the Company has filed with the Securities and Exchange Commission, including its Report on Form 10-K filed on March 20, 2006 and subsequent filings under the Securities and Exchange Act of 1934.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Michio Soga
Michio Soga, Executive Vice President and Chief Financial Officer

Date: March 31, 2006